As filed with the Securities and Exchange Commission on June 3,
1996
                                           Registration No. 333-



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-3
                REGISTRATION STATEMENT UNDER THE
                     SECURITIES ACT OF 1933

                SOUTHERN ELECTRONICS CORPORATION
     (Exact name of Registrant as specified in its charter)
Delaware                                             22-2715444
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                Identification No.)
                 4916 North Royal Atlanta Drive
                     Tucker, Georgia 30085
                         (770) 491-8962
      (Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

                         LARRY G. AYERS
        Vice President-Finance, Chief Financial Officer,
                    Secretary and Treasurer
                Southern Electronics Corporation
                 4916 North Royal Atlanta Drive
                     Tucker, Georgia 30085
                         (770) 491-8962
       (Name, address, including zip code, and telephone
       number, including area code, of agent for service)

                  Copies of Communications to:
                  LEONARD A. SILVERSTEIN, ESQ.
                  Long, Aldridge & Norman, LLP
                One Peachtree Center, Suite 5300
                      303 Peachtree Street
                  Atlanta, Georgia  30308-3201
                      (404) 527-4000

       Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

       If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

       If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                CALCULATION OF REGISTRATION FEE



    Title of shares    Amount     Proposed maximum     Proposed maximum      Amount of
        to be           to be    offering price per  aggregate offering    registration
      registered     registered       share(1)             price(1)            fee(1)

Common Stock, $.01
par value per share   2,594,534        $6.00             $15,567,204           $5,368


(1) Pursuant to Rule 457(c), the proposed offering price and registration fee are based upon the average of the high and low prices of the Registrant's Common Stock as reported in the consolidated reporting system on May 28, 1996.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS




                         2,594,534 Shares

                SOUTHERN ELECTRONICS CORPORATION


                           Common Stock


    The 2,594,534 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Southern Electronics Corporation (the "Company") offered hereby are being offered for the account of certain selling stockholders (the "Selling Stockholders"). The Company will not receive any proceeds from the sale of the Shares. See "Selling Stockholders."

    The Selling Stockholders may sell the Shares offered hereby from time to time, with such sales to consist of transactions effected through registered broker dealers on the Nasdaq National Market or such other national securities exchange or automated interdealer quotation system on which shares of the Company's Common Stock are then listed at market prices prevailing at the time of the sale. Such brokers or dealers may receive compensation in the form of commissions or otherwise in such amounts as may be negotiated by them. As of the date of this Prospectus, no agreements have been reached for the sale of the Shares or the amount of any compensation to be paid to brokers or dealers in connection therewith. The Company will bear the expenses in connection with the registration of the Shares being offered hereby, including the fees of counsel to the Company, and the Selling Stockholders will bear the expenses in connection with the sale of the Shares, including commissions, concessions or discounts to brokers or dealers and fees and expenses of counsel or other advisors to the Selling Stockholders. See
"Plan of Distribution." To the extent that any of the Shares offered hereby remain unsold upon the termination of this offering, it is anticipated that the Selling Stockholders will be eligible to resell such Shares pursuant to Rule 144 ("Rule 144") promulgated under the Securities Act of 1933, as amended (the "1933 Act").

    The Common Stock of the Company is listed on the Nasdaq
National Market under the trading symbol "SECX."  On May 28,
1996, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $6.00 per share.

    The Common Stock offered hereby involves a high degree of risk. See "Risk Factors" at page 2.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
           SECURITIES COMMISSION NOR HAS THE COMMISSION
            OR ANY STATE SECURITIES COMMISSION PASSED
              UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS.  ANY REPRESENTATION
                       TO THE CONTRARY IS A
                       CRIMINAL OFFENSE.

           The date of this Prospectus is June __, 1996.

    No person has been authorized in connection with this offering to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sales hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or the dates as of which information is otherwise set forth or incorporated by reference herein. This Prospectus does not constitute an offer to sell or a solicitation of an offer to purchase any securities other than those to which it relates or an offer to any person in any jurisdiction where such offer or solicitation would be unlawful.


                           RISK FACTORS

    Vendor Relations. Although the Company purchases goods from more than 140 vendors, it has negotiated favorable terms from certain manufacturers by purchasing a substantial portion of its products from them. During fiscal 1995, the Company purchased approximately 23% of its inventory from two vendors. The Company's loss of either of these vendors could materially adversely affect the Company. No other vendor accounted for more than 10% of the Company's purchases in fiscal 1995. There can be no assurance that the Company will be able to maintain its existing vendor relationships or secure additional vendors as needed.

    Competition. The microcomputer and cellular telephone distribution industries are intensely competitive and are characterized by pricing pressures and, in some cases, short product cycles. Distributors that compete with the Company include national distributors, other regional distributors and manufacturers' direct sales organizations, many of which have substantially greater technical, financial and other resources than the Company. The Company's ability to compete favorably is, in large part, dependent upon its availability to control inventory and other operating costs, react timely and appropriately to short- and long- term trends and competitively price its products while preventing erosion of its margins.
There is no assurance that the Company will be able to continue to do so.

    Control by Current Stockholders. The principal stockholders, directors and officers of the Company beneficially own 3,009,046 shares of Common Stock, inclusive of stock options for 613,416 shares of Common Stock exercisable within 60 days of the date hereof, which represent 37.9% of the issued and outstanding shares of Common Stock of the Company.


                      AVAILABLE INFORMATION

     Additional information regarding the Company and the Shares offered hereby is contained in the Registration Statement on Form S-3 (of which this Prospectus forms a part) and the exhibits relating thereto (the "Form S-3 Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the 1933 Act. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Commission. Such reports, proxy statements, information statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information also may be inspected at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006-1500.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company with the Commission pursuant to the 1934 Act hereby are incorporated by reference into this Prospectus as of their respective dates:

     (1) The Company's Annual Report on Form 10-K for the year ended June 30, 1995;

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995;

     (3) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995;

     (4) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

     (5)  The Company's Current Report on Form 8-K dated December
          15, 1995 and Amendment No. 1 to Form 8-K/A dated
          February 26, 1996 amending the Company's Current Report on Form 8-K dated December 15, 1995; and

     (6) The description of the Common Stock as contained in the Company's Registration Statement on Form 8-A
          (Registration No. 0-16345) as filed with the Commission on October 28, 1991.

     In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

     The Company will provide without charge to each person to whom this Prospectus is delivered, at the request of such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the foregoing documents). The Company also will provide without charge upon request a copy of the Company's latest Annual Report to Stockholders. Requests should be directed to Larry G. Ayers, Vice President-Finance, Chief Financial Officer, Secretary and Treasurer, Southern Electronics Corporation, 4916 North Royal Atlanta Drive, Tucker, Georgia 30085; Telephone No. (770) 491-8962.

                           THE COMPANY

General

     The Company, through its wholly-owned operating subsidiary, SED, is a distributor of microcomputers, computer peripheral products and cellular telephone products. These products are sold through a centralized telemarketing sales force to an active, nonexclusive, nationwide customer base of over 9,000 value-added resellers ("VARs") and dealers of microcomputer products located primarily in the Southeastern United States, dealers and resellers located in Latin America and resellers of cellular telephones located primarily in Southeastern and South-Central United States. The Company's principal executive offices are located at 4916 North Royal Atlanta Drive,
Tucker, Georgia  30085, and its telephone number is (770)
491-8962.

     The Company distributes from its distribution facilities in Tucker, Georgia and Miami, Florida computer-related products of nationally recognized manufacturers such as AOC International
(USA) Ltd., Cyrix Corporation, Epson America, Inc., Hewlett-Packard Company, Maxtor Corporation, Panasonic Communications & Systems Company and Seagate Technology, Inc.
The Company also distributes cellular telephone products from these facilities and is a direct distributor of NEC America, Inc. and an indirect distributor of other nationally recognized cellular telephone product manufacturers such as Motorola Cellular Subscriber Group, Nokia Mobile Phones and Toshiba America Consumer Products, Inc.

     The Company and SED were organized in June 1986 and acquired substantially all of the assets of Southern Electronics Distributors, Inc., a Georgia corporation (the "Predecessor"), on July 2, 1986. The Company, through SED, is conducting the business formerly operated by the Predecessor. The Predecessor originally was engaged in the business of wholesale distribution of consumer electronics products primarily to independent retailers in small-to-medium-sized markets in the Southeastern United States. In response to a perceived consolidation in the retail consumer electronics market resulting from increased competition, the Company began shifting its product mix by the end of fiscal 1987 toward microcomputers and computer peripheral products. The Company added sales of cellular telephone products during fiscal 1988. The Company substantially completed its strategic refocusing by the end of fiscal 1988.


                       SELLING STOCKHOLDERS

     The Selling Stockholders are SED Associates, a Georgia general partnership ("SED Associates"), ZS SED L.P., a Delaware limited partnership ("ZS SED"), ZS Southern L.P., a Delaware limited partnership ("ZS Southern"), David Steiner, Enrique Dillon, Norberto Roman and Jorge E. Stein. Of the 2,594,534 Shares offered hereby (35.4% of the presently outstanding shares of Common Stock as of May 15, 1996), 733,101 Shares, 843,623 Shares and 742,810 Shares beneficially are owned by and offered for the accounts of SED Associates, ZS SED and ZS Southern, respectively. In addition, 175,000 Shares beneficially are owned by and offered for the account of David Steiner, 50,000 Shares beneficially are owned by and offered for the account of Enrique Dillon and 25,000 Shares each beneficially are owned by and offered for the respective accounts of Messrs. Roman and Stein. Prior to this offering, SED Associates, ZS SED and ZS Southern owned of record 733,101, 843,623 and 742,810 shares of Common Stock, respectively, and Messrs. Steiner, Dillon, Roman and Stein owned of record 175,000, 50,000, 25,000 and 25,000 shares of Common Stock, respectively. If all of the Shares offered by the Selling Stockholders are sold, none of the preceding persons or entities will have beneficial ownership of any shares of the Company's Common Stock.

     SED Associates is a general partnership whose general partners are Gerald Diamond, Mark Diamond, Trust FBO Julie Diamond Paterson, and ZS Partners, a New York general partnership of which Messrs. Michel Zaleski and Ned L. Sherwood are its general partners. Messrs. Zaleski and Sherwood also serve as general partners of ZS SED and ZS Southern. Gerald Diamond serves as Chairman of the Board and Chief Executive Officer of the Company and formerly served as the Company's President; Mr. Zaleski serves as a director of the

Company and SED and formerly served as Vice President of the Company and of SED; Mark Diamond serves as Executive Vice President of the Company and of SED; and Mr. Sherwood formerly served as a director of the Company and SED. Mark Diamond and Julie Diamond Paterson are the son and daughter, respectively, of Gerald Diamond.

     SED Associates, ZS SED and ZS Southern purchased their respective shares from the Company pursuant to a Subscription and Stockholders Agreement dated July 2, 1986 (the "Stockholders Agreement"). Pursuant to the terms of the SED Associates Partnership Agreement, ZS Partners is entitled to 20% of the income and gain recognized by SED Associates from the sale of the Company's Common Stock owned of record by the partnership, with the remaining 80% of the income and gain allocated to the other partners of the partnership in proportion to the number of shares of Common Stock deemed sold on that partner's behalf. Gerald Diamond is the Managing Partner of SED Associates and, as such, has sole voting and investment power with respect to the Common Stock owned by SED Associates.

     Mr. Steiner acquired his shares following the acquisition on December 14, 1995 of substantially all of the assets of U.S. Computer of North America, Inc., a Florida corporation (US Computer"), of which Mr. Steiner was sole shareholder, by USC Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("USC"). Pursuant to an Employment Agreement executed December 14, 1995, between Steiner and USC, Steiner joined USC as its Vice President-Hewlett-Packard Company Exports, with responsibility for sales and marketing of Hewlett-Packard Company products in Latin America. Steiner and USC also executed a Non-Competition Agreement, dated December 14, 1995, under which Steiner agreed not to compete with USC, the Company or their respective affiliates for a specified period following the closing, other than as an employee of USC.

     Messrs. Dillon, Roman and Stein (the "Dinorall Stockholders") received their shares pursuant to an Assignment Agreement dated as of December 14, 1995 (the "Option Agreement") whereby the Dinorall Stockholders assigned to the Company, in exchange, in part, for an aggregate of 100,000 shares of the Company's Common Stock, an outstanding option to purchase all of the issued and outstanding capital stock of US Computer from its sole shareholder, David Steiner.

     Pursuant to the Stockholders Agreement and the Option Agreement and in connection with the offering of the Shares hereunder, the Company has separately agreed to indemnify and hold harmless SED Associates, ZS SED and ZS Southern and each of their respective officers, directors and each person, if any, who controls such entity within the meaning of the 1933 Act and the Dinorall Stockholders (each an "Indemnified Party") against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, and certain expenses (collectively, a "Loss" or "Losses") to which such Indemnified Party may become subject, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made, or omission or alleged omission to state a material fact required to be stated, or necessary to make the statements in light of the circumstances in which made, not misleading in the Form S-3 Registration Statement to which this Prospectus forms a part, other than any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished by such Indemnified Party specifically for inclusion herein and any distribution of the Shares in violation of the plan of distribution as set forth below in the section captioned "Plan of Distribution." Each of SED Associates, ZS SED, ZS Southern and the Dinorall Stockholders have agreed to indemnify and hold harmless the Company and its directors, officers, agents and control persons to the same extent as the foregoing indemnity by the Company but only with reference to written information relating to them furnished specifically for inclusion herein.

                       PLAN OF DISTRIBUTION

     The Shares may be sold from time to time by the Selling Stockholders, the partners of ZS SED, SED Associates and ZS Southern, or by any pledgees or donees of the foregoing, with such sales to consist of transactions effected through registered broker dealers on the Nasdaq National Market or such other national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, at market prices then prevailing. Brokers or dealers will receive commissions, concessions or discounts from the Selling Stockholders and/or the purchasers of the Shares in amounts to be negotiated prior to the sale. In addition, any Shares covered by this Prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. To the extent that any of the Shares offered hereby remain unsold upon the termination of this offering, it is anticipated that the Selling Stockholders will be eligible to resell such shares pursuant to Rule 144.

     The Selling Stockholders will bear all expenses in connection with the sale of the Shares, including commissions, concessions or discounts to brokers or dealers and fees and expenses of counsel or other advisors to the Selling Stockholders. The Company will bear the expenses in connection with the registration of the Shares, including the fees of counsel to the Company.

     The Selling Stockholders and any broker or dealer who acts in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any compensation received by them and any profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the 1933 Act.


                          LEGAL MATTERS

     The legality of the Shares offered hereby has been passed upon for the Company by Long, Aldridge & Norman, LLP, Atlanta,
Georgia, special counsel to the Company.


                             EXPERTS

     The Company's consolidated financial statements and the financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended June 30, 1995 and the financial statements of U.S. Computer of North America, Inc. as of December 13, 1995 and for the period January 1, 1995 through December 13, 1995, incorporated in this prospectus by reference from the Company's Current Report on Form 8-K, as amended on Form 8-K/A dated February 26, 1996, have been audited by Deloitte & Touche, LLP, independent auditors, as stated in their reports which are incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                             PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution
          Securities and Exchange Commission Registration
          Fee                                             $ 5,368
          Nasdaq Additional Listing Fee                         0
          Accountants' Fees and Expenses                    4,000
          Legal Fees and Expenses                          15,000
          Printing and Engraving Expenses                   3,000
          Blue Sky Fees and Expenses                        2,500
          Miscellaneous Expenses                           10,132

          Total Expenses                                  $40,000

     The foregoing amounts, except for the Securities and Exchange Commission Registration Fee and the Nasdaq Additional
Listing Fee, are estimated. The Company has agreed to pay all of the above expenses. The Selling Stockholders have agreed to pay all broker or dealer fees, discounts and expenses, and all transfer and other taxes on the sale of the Shares.

Item 15.  Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware Corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     In accordance with Delaware Law, the Certificate of Incorporation of the Company (listed as Exhibit 4(a) to this Registration Statement) contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty to the fullest extent permitted by Delaware law.

     Article XI of the Amended and Restated By-laws of the Company provides for indemnification of the officers and directors of the Company to the fullest extent permitted by Delaware Law.

Item 16.  Exhibits

                                               Document with which              Designation of
                                               Exhibit was previously           such Exhibit in
Exhibit No.         Description                filed with Commission            that Document


2(a)      Agreement and Plan of Reorganiza-    Current Report on Form 8-K              2
          tion dated December 14, 1995 by      for event occurring on
          and among USC Acquisition            December 14, 1995
          Corporation, U.S. Computer of
          North America, Inc. and David
          Steiner

4(a)      Certificate of Incorporation, as     Annual Report on Form 10-K              3.1
          amended, of the Company              for the year ended June 30, 1995

4(b)      Amended and Restated By-laws         Registration Statement on Form          3.2
          of the Company                       S-1, filed September 5, 1986
                                               (Reg. No. 33-8494)

5         Opinion of Long, Aldridge &
          Norman, LLP

10(a)     Assignment Agreement dated
          December 14, 1995 by and among
          SEC, Enrique Dillon, Norberto
          Roman and Jorge E. Stein

10(b)     Subscription and Stockholders        Registration Statement on Form          9.1
          Agreement dated July 2, 1986 by      S-1, filed September 5, 1986
          and among SED Holding Company,       (Reg. No. 33-8494)
          Inc., ZS SED L.P., ZS Southern
          L.P. and SED Associates

23(a)     Consent of Deloitte & Touche LLP
          regarding Southern Electronics
          Corporation

23(b)     Consent of Long, Aldridge &
          Norman, LLP (included in its
          opinion filed as Exhibit 5)

24        Powers of Attorney.  See signature
          page to this Registration Statement.

Item 17.  Undertakings

A.   Rule 415 Offering.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933, as amended (the
     "1933 Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   Subsequent Documents Incorporated by Reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   Indemnification of Officers, Directors and Controlling
Persons.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucker, State of Georgia, as of May 31, 1996.

                              SOUTHERN ELECTRONICS CORPORATION


                               By: /s/ Gerald Diamond
                                  Gerald Diamond
                                  Chairman of the Board and
                                  Chief Executive Officer

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints GERALD DIAMOND and RAY D. RISNER, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of May 31, 1996.

Signatures                         Title

/s/ Gerald Diamond         Chairman of the Board, Chief Executive
Gerald Diamond             Officer and Director (Principal
                           Executive Officer)

/s/ Larry G. Ayers         Vice President-Finance, Chief
Larry G. Ayers             Financial Officer, Secretary and
                           Treasurer (Principal Financial
                           and Accounting Officer)

/s/ Stewart I. Aaron*      Director
Stewart I. Aaron

/s/ Ray D. Risner*         Director
Ray D. Risner

/s/ Cary Rosenthal*        Director
Cary Rosenthal

_____________________      Director
G. William Speer

/s/ Michel Zaleski*        Director
Michel Zaleski

*By:        /s/ Gerald Diamond
                Gerald Diamond
            as Attorney in Fact

                        INDEX OF  EXHIBITS


                                               Document with which              Designation of
                                               Exhibit was previously           such Exhibit in
Exhibit No.         Description                filed with Commission            that Document

2(a)      Agreement and Plan of Reorganiza-    Current Report on Form 8-K              2
          tion dated December 14, 1995         for event occurring on
          by and among USC Acquisition         December 14, 1995
          Corporation, U.S. Computer of
          North America, Inc. and David
          Steiner

4(a)      Certificate of Incorporation         Annual Report on Form 10-K              3.1
          of the Company                       for the year ended June 30,
                                               1995

4(b)      Amended and Restated By-laws         Registration Statement on               3.2
          of the Company                       Form S-1, filed September 5,
                                               1986 (Reg. No. 33-8494)

5         Opinion of Long, Aldridge &
          Norman, LLP

10(a)     Assignment Agreement dated
          December 14, 1995 by and among
          SEC, Enrique Dillon, Norberto
          Roman and Jorge E. Stein

10(b)     Subscription and Stockholders        Registration Statement on Form          9.1
          Agreement dated July 2, 1986 by      S-1, filed September 5, 1986
          and among SED Holding Company,       (Reg. No. 33-8494)
          Inc., ZS SED L.P., ZS Southern
          L.P. and SED Associates

23(a)     Consent of Deloitte & Touche LLP
          regarding Southern Electronics
          Corporation

23(b)     Consent of Long, Aldridge &
          Norman, LLP (included in
          Exhibit 5)

24        Powers of Attorney.  See signature
          page to this Registration Statement.




